UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Sweden Warfvingesv’g 45, SE-112 51 Stockholm, Sweden USA 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement.

On October 22, 2008, Neonode Inc. (“Neonode”) and Distribution Management Consolidators Worldwide, LLC (DMC Worldwide) entered into a Termination Agreement and Mutual Release (the “Termination Agreement”). The terms of the Termination Agreement terminate (i) the Formation and Contribution Agreement, dated January 8, 2008 (the “Formation Agreement”), pursuant to which DMC Worldwide and Neonode formed Neonode USA, and (ii) the License Agreement, dated January 8, 2008 (the “License Agreement”), pursuant to which Neonode granted certain technology license rights to Neonode USA. A description of the Formation Agreement and License Agreement, and the transactions contemplated therein, is set forth in Neonode’s Current Report on Form 8-K filed on January 14, 2008 with the Securities and Exchange Commission, and is incorporated herein by reference.

Pursuant to the terms of the Termination Agreement: (i) Neonode will pay DMC Worldwide $225,000 in full satisfaction and settlement of any and all claims that DMC Worldwide may have in connection with the Formation Agreement, the License Agreement and/or with Neonode USA; (ii) the Formation Agreement, except for Section 7.3 (Option to Purchase or Sell/Appraisal Rights) which shall survive until June 30, 2009, and Article 9 (Confidentiality) which shall survive until October 22, 2010, is terminated and has no further force and effect; (iii), the License Agreement, except for Article 5 (Confidentiality), which survives in accordance with its terms, is terminated and has no further force and effect; and (iv) Neonode USA will be dissolved.

In addition, Neonode has agreed that if prior to June 30, 2009 Neonode sells all or any part of the intellectual property owned by Neonode AB (Neonode’s wholly owned operating subsidiary) to an unaffiliated third party, then DMC Worldwide will be entitled to 50% of the net proceeds from such sale.

The Termination Agreement and Mutual Release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Termination and Mutual Release, dated October 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEONODE INC.

Dated: October 24, 2008	By:	/s/ David W. Brunton
David W. Brunton
Chief Financial Officer and Vice President, Finance

Exhibit Index

Exhibit Number	Exhibit

99.1	Termination Agreement and Mutual Release, dated October 22, 2008